Exhibit 99.1
SYNERGETICS USA, INC.
3845 Corporate Centre Drive
O’Fallon, Missouri 63368
(636) 939-5100
http://www.synergeticsusa.com
Attn: Pamela G. Boone, Chief Financial Officer
SYNERGETICS USA, INC. APPOINTS DAVID M. HABLE AS
PRESIDENT & CHIEF EXECUTIVE OFFICER
O’FALLON, MO, January 29, 2009 — Synergetics USA, Inc. (NASDAQ: SURG), a leading medical device company that designs, manufactures, and markets innovative microsurgical instruments and other devices, today announced the appointment of David M. Hable as President and Chief Executive Officer, and a member of the Board of Directors, effective immediately.
Mr. Hable, is a veteran of the medical device industry with over 28 years of experience. As CEO, Mr. Hable will assume responsibility for the overall management of the Company’s operations.
“The Synergetics’ Board conducted a search for the strongest candidate to lead the next stage of our growth,” commented Robert Dick, Chairman of the Board. “The appointment of David as Chief Executive Officer is an exciting and positive step forward for the Company. David’s substantial experience and knowledge of the medical device industry will be invaluable to the continued growth of the Company’s core businesses. His impressive record of executive level leadership at several medical device and healthcare companies coupled with his sales and marketing expertise, makes him the right executive to assume leadership of our Company.”
Prior to joining Synergetics, Mr. Hable, (53), served as President and CEO of Afferent Corporation, a venture capital backed medical device company focused on Neuro Stimulation Therapies. Previously, he was Chairman of the Board of ONI Medical Systems, Inc., a developer and marketer of Magnetic Resonance Imaging (MRI) equipment for extremity applications in non-hospital settings. Mr. Hable also spent over 20 years with Codman & Shurtleff, Inc., a Johnson & Johnson company, which develops and markets a wide range of diagnostic and therapeutic products for the treatment of central nervous system disorders. Mr. Hable was engaged at Codman in several sales and marketing positions. From 1998 to 2003, Mr. Hable served as Codman’s Worldwide President leading all functions in the Company, both domestically and internationally.
“I am very excited to be a part of the Synergetics’ team,” stated Mr. Hable. “The Company is well positioned in the microsurgery marketplace for profitable growth via innovative new product introductions, operational advances, and an expanded sales network. During these trying economic times, the Company’s strong commitment to continuous improvement and teamwork has facilitated a solid record of performance. I am honored by this appointment and I look forward to leading the Company in its continued growth.”
About Synergetics USA, Inc.
Synergetics USA, Inc. is a medical device company focused on microsurgery. Through continuous improvement and development of our people, our mission is to design, manufacture and market innovative microsurgical instrumentation and consumables of the highest quality in order to assist and enable microsurgeons around the world to provide a better quality of life for their patients. The Company’s primary focus is on the microsurgical disciplines of ophthalmology and neurosurgery. Our distribution channels include a combination of direct and independent sales organizations and important strategic alliances with market leaders. The Company’s product lines include precision engineered, microsurgery instrumentation and delivery systems for laser energy, ultrasonic tissue fragmentation and aspiration, electrosurgery coagulation and cutting, high intensity illumination, precision surgical field irrigation, and other devices used in microsurgery.
Forward-Looking Statements
Some statements in this release may be “forward-looking statements” for the purposes of the Private Securities Litigation Reform Act of 1995. In some cases forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important facts that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These facts, risks and uncertainties are discussed in Synergetics’ Annual Report on Form 10-K for the year ended July 31, 2008, as updated from time to time in our filings with the Securities and Exchange Commission.